SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934



                        Date of Report: November 13, 2003

               Date of earliest event reported: November 13, 2003



                          MAINE & MARITIMES CORPORATION

             (Exact name of registrant as specified in its charter)



                                      Maine

                         (State or other jurisdiction of
                         incorporation or organization)

                                   333-103749

                              (Commission File No.)

                                   30-0155348

                      (I.R.S. Employer Identification No.)

                   209 State Street, Presque Isle, Maine 04769

               (Address of principal executive offices) (Zip Code)

                   Registrant's telephone number: 207-760-2499



Maine & Maritimes Corporation


Item 12. Results of Operations and Financial Condition.


        Maine & Maritimes Corporation's Third Quarter Results
                    Exceed Management Expectations

    PRESQUE ISLE, Maine--(BUSINESS WIRE)--Nov. 13, 2003--(AMEX:MAM):
According to J. Nick Bayne, President and Chief Executive Officer of Maine & Maritimes Corporation, "Our consolidated results for the first three quarters of 2003 have exceeded our internal expectations. We anticipated a significant, one-time cost associated with the formation of our holding company structure; increased costs associated with our rate filings with the Maine Public Utilities Commission and Federal Energy Regulatory Commission; and a decrease in Energy Atlantic's earnings compared to the third quarter of 2002, when they experienced a considerable final account settlement of its Standard Offer Service within Central Maine Power Company's service area. Excluding Energy Atlantic's normal earnings and one-time settlement in the third quarter of 2002, Maine & Maritimes' earnings for the third quarter of 2003 outperformed the same period for 2002, resulting in $0.23 per share in 2003 compared to $0.06 per share during the third quarter of 2002. We are making significant progress in reducing structural costs, while laying the foundation for our growth. We remain confident in our conservative approach to growth and continue to focus on the creation of long-term shareholder value, while continuing market competitive dividend yields."
    Maine & Maritimes Corporation announced unaudited financial results for the nine months ended September 30, 2003, reporting consolidated revenues of $27.5 million compared with $33.6 million for the nine months ended September 30, 2002. Consolidated earnings were $1.97 million compared with $6.03 million for the same period last year, and earnings per share were $1.25 compared with $3.83 a year ago. The Company had net income of $.27 million or $.17 per share for the quarter ended September 30, 2003, as compared to net income of $3.52 million or $2.24 per share for the third quarter of 2002. Amounts shown for 2002 were reported by Maine Public Service Company. As noted, the significant difference between the third quarter of 2003 and 2002 was primarily a result of Energy Atlantic's one-time final settlement for its Standard Offer Service within Central Maine Power Company's service area.
    Continuing efforts to contain costs positively impacted the transmission and distribution utility (Maine Public Service Company), resulting in an increase in earnings of $.21 per share for the first nine months of 2003. An additional $0.15 per share was realized during the third quarter, pursuant to an accounting order by the Maine Public Utilities Commission, allowing the Company to amortize costs associated with Maine Public Service's 2002 Voluntary Early Retirement Program over a period of seven years. Also positively impacting earnings for the first nine months of 2003 by $0.14 per share were net interest savings and carrying charges on stranded costs. The third quarter 2003 earnings decreased by $2.07 per share, as compared to the same period in 2002, as previously mentioned, principally due to the Energy Atlantic one-time Standard Offer Service final account settlement of $1.96 per share, as well as $0.11 per share as a result of increases in depreciation expenses. Rate filings with the Maine Public Utilities Commission and the Federal Energy Regulatory Commission, as well as advisory services concerning the long-term financial strategies of the Company and ongoing costs associated with Sarbanes-Oxley compliance, decreased earnings by $.28 per share for the first nine months of 2003, including $.11 per share for the third quarter of 2003, when compared to the same periods in 2002. As anticipated, expenses associated with seeking the necessary regulatory approvals, as well as incremental organizational costs associated with the new corporate structure, offset earnings by $.34 per share for the first nine months of 2003.
    The Company's unregulated subsidiary, Energy Atlantic, LLC, experienced a decrease in normal operation earnings of $.28 per share during the third quarter of 2003, compared to the third quarter of 2002, and a $.36 per share decrease in earnings for the first nine months of 2003, compared to the same periods in 2002. Both the current quarter and nine-month periods were affected by the expiration of retail contracts associated with the Company's decision to withdraw from the northern Maine Competitive Electricity Supply market, while the loss of standard offer service within Central Maine Power Company's territory, effective March 1, 2002, impacted the nine months results. The current standard offer pricing in Maine, coupled with the increased credit requirements associated with acquiring wholesale supply, as well as other market factors, continues to hamper retail competitive supply sales.
    Due to continuing changes within the wholesale power marketing industry and retail competitive electric supply market, the Company is evaluating alternative strategies pertaining to Energy Atlantic that may involve the sale of the subsidiary, cessation of competitive electric supply operations, a refinement of its market area, and/or an expansion of its products and services other than energy sales. Final decisions concerning Energy Atlantic are targeted for the fourth quarter of 2003.
    Maine & Maritimes Corporation and Subsidiaries Earnings Report for the three months and nine months ended September 30, 2003 and 2002 are as follows:


                   Three Months Ended September 30,
                              (Unaudited)

                                                 2003         2002

Maine Public Service Co. Operating Revenues  $ 6,822,287  $  6,582,176
Energy Atlantic, LLC Operating Revenues      $ 1,288,641  $  7,553,890
Total Operating Revenues                     $ 8,110,928  $ 14,136,066

Net Income Available for Common Shareholders $   264,588  $  3,521,786
Basic & Diluted Earnings Per Common Share    $      0.17  $       2.24
Average Shares Outstanding                     1,574,656     1,573,926


                    Nine Months Ended September 30,
                              (Unaudited)

                                                  2003         2002

Maine Public Service Co. Operating Revenues  $22,724,518  $ 22,582,221
Energy Atlantic, LLC Operating Revenues      $ 4,775,226  $ 11,012,473
Total Operating Revenues                     $27,499,744  $ 33,594,694

Net Income Available for Common Shareholders $ 1,969,091  $  6,024,516
Basic & Diluted Earnings Per Common Share    $      1.25  $       3.83
Average Shares Outstanding                     1,574,520     1,573,782


    Cautionary Statement Regarding Forward-Looking Information

    NOTE: This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although Maine & Maritimes Corporation (MAM) believes that in making such statements, its expectations are based on reasonable assumptions, any such statement involves uncertainties and risks. MAM cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of MAM; accordingly, there can be no assurance that such indicated results or events will be realized.
    The information herein is qualified in its entirety by reference to factors contained in the Forward-Looking Statement of the Management's Discussion and Analysis of Financial Condition and Results of Operation in Maine Public Service Company's 10-K for the year ended December 31, 2002, and subsequent securities filings, as well as, but not necessarily limited to the following factors: the impact of recent and future federal and state regulatory changes in environmental and other laws and regulations to which MAM and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation; interest rates; general economic conditions; the performance of projects undertaken by unregulated businesses; the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued by MAM or its subsidiaries, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to MAM or its subsidiaries; financial market conditions; the effects of terrorist incidents; weather; the timing and acceptance of new product and service offerings; general industry trends; changes in business strategy and development plans; capital market conditions and the ability to raise capital; competition; and rating agency actions, among others.

    CONTACT: Maine & Maritimes Corporation
             Annette N. Arribas, 207-760-2402
             aarribas@maineandmaritimes.com

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINE & MARITIMES CORPORATION

Date: November 13, 2003

By: /s/ J. Nicholas Bayne

J. Nicholas Bayne, President & CEO